EXHIBIT 99.1

MEDIA CONTACT: Sandy Pfaff Pfaff PR for Bank of Marin 415.819.7447 | sandy@pfaffpr.com

NOVATO, CA - (October 18, 2011) – Bank of Marin Bancorp (NASDAQ: BMRC) will webcast its third quarterly earnings conference call on Monday, October 24, 2011 at 8:00 a.m. PT/ 11:00 a.m. ET to discuss the results of its fiscal third quarter, ended September 30, 2011.

All interested parties are invited to listen to Bank of Marin’s Chief Executive Officer, Russell A. Colombo, Chief Financial Officer, Christina J. Cook, and Chief Credit Officer, Kevin K. Coonan present the quarterly earnings results and highlights.

Investors will have the opportunity to listen to the conference call over the Internet through Bank of Marin’s web site at http://www.bankofmarin.com under “Latest Press and News”. To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on this site shortly after the call.

About Bank of Marin Bancorp
Bank of Marin Bancorp's assets currently exceed $1.3 billion. Bank of Marin, as the sole subsidiary of Bank of Marin Bancorp, is the largest community bank in Marin County with 17 offices in Marin, San Francisco, Napa and Sonoma counties. The Bank's Administrative offices are located in Novato, California. Bank of Marin offers business and personal banking, private banking and wealth management services, with a strong focus on supporting the local community. Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index, has been recognized as a Top 200 Community Bank for the past five years by US Banker Magazine, and has received the highest five star rating from Bauer Financial for more than eleven years (www.bauerfinancial.com). Celebrating its 21st anniversary in 2011, Bank of Marin has been recognized as one of the "Best Places to Work in the Bay Area" and one of the "Top Corporate Philanthropists" by the San Francisco Business Times.